UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 28, 2010
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2010, Synthetech, Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Loan and Security Agreement dated as of September 15, 2010 (the “First Amendment”) by and between the Company, as borrower, and Access Business Finance, LLC, as lender.  This First Amendment modified the Amended and Restated Loan and Security Agreement, originally entered into as of November 1, 2008, by waiving the early termination fee, increasing the interest rate from prime plus 5.00% to prime plus 6.00% with a 9.25% floor, changing the loan fee to $5,000 due on September 15, 2010, increasing the minimum monthly income to $3,500 and changing the termination date to November 30, 2010.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	First Amendment to the Amended and Restated Loan and Security Agreement by and between theCompany and Access Business Finance, LLC, dated as of September 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           September 28, 2010

By:	/s/ Gary Weber
Gary Weber
Senior Vice President and
Chief Financial Officer